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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, to be filed on or about February 17, 1999) and related Prospectus of Paymentech, Inc. for the registration of 344,794 shares of its common stock and to the incorporation by reference therein of our report dated July 23, 1998, with respect to the consolidated financial statements incorporated by reference in its Annual Report (Form 10-K, as amended by Form 10-K/A) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

Our audits also included the financial statement schedule of Paymentech, Inc. listed in Item 14(a) of the Form 10-K/A. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                        /s/ ERNST & YOUNG LLP


Dallas, Texas
February 17, 1999